As filed with the Securities and Exchange Commission on July 5, 2000

                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            -------------------------

                          BEASLEY BROADCAST GROUP, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                              65-0960915
(State or other jurisdiction                                       (IRS Employer
of incorporation or organization)                         Identification Number)

3033 RIVIERA DRIVE, SUITE 200                                              34103
NAPLES, FL                                                            (Zip Code)
(Address of Principal Executive Offices)

              THE 2000 EQUITY PLAN OF BEASLEY BROADCAST GROUP, INC.
                            (Full Title of the Plan)

                                GEORGE C. BEASLEY
                             CHIEF EXECUTIVE OFFICER
                          BEASLEY BROADCAST GROUP, INC.
                          3033 RIVIERA DRIVE, SUITE 200
                                NAPLES, FL 34103
                     (Name and address of agent for service)

                                 (941) 263-5000
          (Telephone number, including area code, of agent for service)

                            -------------------------

                                    Copy to:
                            JOHN D. WATSON, JR., ESQ.
                                LATHAM & WATKINS
                    1001 PENNSYLVANIA AVENUE, N.W. SUITE 1300
                           WASHINGTON, D.C. 20004-2505

                            -------------------------



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                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
              Title of Each                                      Proposed Maximum          Proposed Maximum        Amount of
           Class of Securities               Amount to be          Offering Price         Aggregate Offering       Registration
            to be Registered                  Registered             Per Share                   Price             Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.001 per share                              2,500,000           $    15.50(1)           $     38,750,000          $   10,230
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.001 per share                               25,000             $   10.375(2)           $        259,375          $       68
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.001 per share                               475,000            $   13.781(3)           $      6,545,975          $    1,728
-----------------------------------------------------------------------------------------------------------------------------------
Total fee                                                                                                           $   12,026
===================================================================================================================================


(1) Calculated pursuant to Rule 457(h) of the Securities Act of 1933. The Equity Plan authorizes the issuance of options to purchase a maximum of 3,000,000 shares of Class A Common Stock. Of such shares, 2,500,000 shares are subject to outstanding options at an exercise price of $15.50.

(2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933. These shares are subject to outstanding options at an exercise price of $10.375.

(3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act of 1933. Options to purchase 475,000 shares of Class A common stock have not been granted. The registration fee is based on the average of the high and low prices for the Class A common stock as quoted on the Nasdaq Stock Market National Market a day within five business days prior to the date of filing.



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


                                     PART I


ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Beasley Broadcasting Group, Inc., (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference.

         1. The Company's annual report on Form 10-K filed with the Commission on March 27, 2000 (File No. 0-29253).

         2. The Company's prospectus filed with the Commission pursuant to Rule 424(b) on February 14, 2000.

         3. The Company's quarterly report on Form 10-Q for the three month period ended March 31, 2000, filed with the Commission on May 5, 2000 (File No. 0-29253).

         4.   The Company's current report on Form 8-K filed on June 14, 2000.

         5. Description of the Company's Class A Common Stock incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on January 31, 2000.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereunder will be passed upon for the Company by Latham & Watkins, Washington, D.C. Partners of Latham & Watkins own shares of the Class A common stock representing less than 1% of the total number of shares of Class A common stock outstanding.



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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

         An officer or director shall not be entitled to indemnification by the Company if (i) the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

         The Company's Amended Certificate of Incorporation (the "Certificate") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its officers or directors from compliance with federal or state securities laws.

         The Certificate also generally provides that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party or is otherwise involved to any threatened, pending or completed action, suit investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, including service with respect to an employee benefit plan, against all expense, liability and loss reasonably incurred and suffered




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by him in connection with such Proceeding. An advance of expenses incurred by such indemnified person in his or her capacity as a director or officer only, if and to the extent that the Board of Directors of the Company requires, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final adjudication that such person is not entitled to be indemnified for such expenses under the Certificate.

         The Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 provides for indemnification of the Company and its directors, certain officers and controlling persons by the Underwriters for certain civil liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:



Exhibit No.         Description of Exhibit
-----------         ----------------------
   4.1              Form of Certificate for Class A Common Stock par value $.001
                    (incorporated by reference from Exhibit 4.1 to the Company's
                    Registration Statement on Form S-1 (File No. 333-91683))

   4.2              Form of Amended Certificate of Incorporation of the
                    Registrant (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
                    333-91683))

   4.3              The 2000 Equity Plan of Beasley Broadcast Group, Inc.
                    (incorporated by reference to Exhibit 10.13 to the Company's
                    Registration Statement on Form S-1 (File No. 333-91683))

   *5.1 Opinion of Latham & Watkins with respect to the validity of shares being offered

   *23.1            Consent of KPMG LLP regarding Beasley Broadcast Group, Inc.
                    financial statements

   *23.2            Consent of Latham & Watkins (included in Exhibit 5.1)

   *24.1            Power of Attorney (included on signature page)

--------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:


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



         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naples, Florida on June 30, 2000.


                          BEASLEY BROADCASTING GROUP, INC.



                          By: /s/ George G. Beasley
                              -------------------------------------
                          Name: George G. Beasley
                                -----------------------------------
                          Title: Chairman of the Board, Chief Executive Officer
                                 ----------------------------------------------


                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints George G. Beasley and B. Caroline Beasley, and each of them, as is true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on June 30, 2000 below by the following persons in the capacities indicated.


          Signatures                                                Title
          ----------                                                -----

/s/ George G. Beasley                                Chairman of the Board, Chief Executive Officer
---------------------------------------

George G. Beasley

/s/ Bruce G. Beasley                                 President, Chief Operating Officer, Director
---------------------------------------

Bruce G. Beasley

/s/ Caroline Beasley                                 Vice President, Chief Financial Officer, Secretary,
---------------------------------------              Treasurer, Director

Caroline Beasley

/s/ Brian E. Beasley                                 Vice President of Operations, Director
---------------------------------------

Brian E. Beasley

/s/ Joe B. Cox                                       Director
---------------------------------------

Joe B. Cox

/s/ Herb McCord                                      Director
---------------------------------------

Herb McCord



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